As filed with the Securities and Exchange Commission on January 26, 2012

File No. 001-35373

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of

The Securities Exchange Act of 1934

Fiesta Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0712224
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

968 James Street, Syracuse, New York	13203
(Address of principal executive offices)	(Zip Code)

(315) 424-0513

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	The NASDAQ Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Item 1. Business

The following sections of our information statement, filed as Exhibit 99.1 to this Form 10, are hereby incorporated by reference:

•	Summary

•	Risk Factors

•	The Spin-Off

•	Forward-Looking Information

•	Unaudited Condensed Consolidated Pro Forma Financial Information

•	Business

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Certain Relationships and Related Party Transactions—Agreements with Carrols Restaurant Group

•	Where You Can Find More Information

Item 1A. Risk Factors

The following sections of our information statement, filed as Exhibit 99.1 to this Form 10, are hereby incorporated by reference:

•	Risk Factors

•	Forward-Looking Information

Item 2. Financial Information

The following sections of our information statement, filed as Exhibit 99.1 to this Form 10, are hereby incorporated by reference:

•	Summary

•	Risk Factors

•	Capitalization

•	Selected Historical Financial and Operating Information

•	Unaudited Condensed Consolidated Pro Forma Financial Information

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Item 3. Properties

The following section of our information statement, filed as Exhibit 99.1 to this Form 10, is hereby incorporated by reference:

•	Business—Properties

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following section of our information statement, filed as Exhibit 99.1 to this Form 10, is hereby incorporated by reference:

•	Security Ownership of Certain Beneficial Owners

Item 5. Directors and Executive Officers

The following section of our information statement, filed as Exhibit 99.1 to this Form 10, is hereby incorporated by reference:

•	Management

Item 6. Executive Compensation

The following sections of our information statement, filed as Exhibit 99.1 to this Form 10, are hereby incorporated by reference:

•	Management

•	Executive Compensation

Item 7. Certain Relationships and Related Transactions, and Director Independence

The following sections of our information statement, filed as Exhibit 99.1 to this Form 10, are hereby incorporated by reference:

•	Summary

•	Risk Factors

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Management

•	Certain Relationships and Related Party Transactions

Item 8. Legal Proceedings

The following section of our information statement, filed as Exhibit 99.1 to this Form 10, is hereby incorporated by reference:

•	Business—Legal Proceedings

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The following sections of our information statement, filed as Exhibit 99.1 to this Form 10, are hereby incorporated by reference:

•	Summary

•	The Spin-Off

•	Risk Factors

•	Dividend Policy

•	Description of Our Capital Stock

Item 10. Recent Sales of Unregistered Securities

The following section of our information statement, filed as Exhibit 99.1 to this Form 10, is hereby incorporated by reference:

•	Recent Sales of Unregistered Securities

Item 11. Description of Registrant’s Securities to be Registered

The following sections of our information statement, filed as Exhibit 99.1 to this Form 10, is hereby incorporated by reference:

•	Dividend Policy

•	Description of Our Capital Stock

Item 12. Indemnification of Directors and Officers

The following section of our information statement, filed as Exhibit 99.1 to this Form 10, is hereby incorporated by reference:

•	Description of Our Capital Stock—Limitation on Liability and Indemnification of Officers and Directors

Item 13. Financial Statements and Supplementary Data

The following sections of our information statement, filed as Exhibit 99.1 to this Form 10, are hereby incorporated by reference:

•	Summary

•	Selected Historical Financial and Operating Information

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Unaudited Condensed Consolidated Pro Forma Financial Information

•	Index to Consolidated Financial Statements (and the financial statements referenced therein)

Item 14. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

Not applicable.

Item 15. Financial Statements and Exhibits

(a) Financial Statements.

The following section of our information statement, filed as Exhibit 99.1 to this Form 10, is hereby incorporated by reference:

•	Index to Consolidated Financial Statements (and the financial statements referenced therein)

(b) Exhibits. The following documents are filed as exhibits hereto unless otherwise indicated:

Exhibits

3.1	Form of Amended and Restated Certificate of Incorporation of Fiesta Restaurant Group, Inc. (the “Registrant”)*

3.2	Form of Amended and Restated Bylaws of the Registrant*

4.1	Indenture, dated as of August 5, 2011, among the Registrant, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to $200 million principal amount of 8.875% Senior Secured Second Lien Notes due 2016 (incorporated by reference to Exhibit 4.1 of Carrols Restaurant Group, Inc.’s (“Carrols Restaurant Group”) Quarterly Report on Form 10-Q for the period ended July 3, 2011)

4.2	Form of 8.875% Senior Secured Second Lien Note due 2016 (incorporated by reference to Exhibit 4.1)

4.3	Registration Rights Agreement, dated as of August 5, 2011, between the Registrant, the guarantors named therein and Wells Fargo Securities, LLC (incorporated by reference to Exhibit 4.3 of Carrols Restaurant Group’s Quarterly Report on Form 10-Q for the period ended July 3, 2011)

4.4	Form of Stock Certificate for Common Stock

10.1	Form of Separation and Distribution Agreement among the Registrant, Carrols Restaurant Group and Carrols Corporation (“Carrols”)*

10.2	Form of Tax Matters Agreement between the Registrant and Carrols Restaurant Group

10.3	Form of Employee Matters Agreement between the Registrant and Carrols Restaurant Group

10.4	Form of Transition Services Agreement among the Registrant, Carrols Restaurant Group and Carrols*

10.5	Form of Fiesta Restaurant Group, Inc. 2012 Stock Incentive Plan†

10.6	Credit Agreement, dated as of August 5, 2011, among the Registrant, the guarantors party thereto and Wells Fargo Bank, National Association, as administrative agent and the lenders party thereto (incorporated by reference to Exhibit 10.2 of Carrols Restaurant Group’s Quarterly Report on Form 10-Q for the period ended July 3, 2011)

10.7	First Lien Security Agreement, dated as of August 5, 2011, between the Registrant, the guarantors named therein and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.3 of Carrols Restaurant Group’s Quarterly Report on Form 10-Q for the period ended July 3, 2011)

10.8	Second Lien Security Agreement, dated as of August 5, 2011, between the Registrant, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as collateral agent (incorporated by reference to Exhibit 10.1 of Carrols Restaurant Group’s Quarterly Report on Form 10-Q for the period ended July 3, 2011)

10.9	Offer Letter, dated as of July 18, 2011, between Carrols Restaurant Group and Tim Taft (incorporated by reference to Exhibit 10.9 of Carrols Restaurant Group’s Quarterly Report on Form 10-Q for the period ended July 3, 2011)†

10.10	Fiesta Restaurant Group, Inc. and Subsidiaries Deferred Compensation Plan*†

10.11	First Amendment to Credit Agreement, dated as of December 14, 2011, among the Registrant, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 of Carrols Restaurant Group’s Current Report on Form 8-K filed on December 16, 2011)

21.1	Subsidiaries of the Registrant

99.1	Preliminary Information Statement, subject to completion, dated as of January 26, 2012*

99.2	Consent of Technomic, Inc.#

*	Filed herewith.
#	Previously filed.
†	Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized, in Syracuse, New York, on January 26, 2012.

Fiesta Restaurant Group, Inc.

By:	/S/ JOSEPH A. ZIRKMAN
Joseph A. Zirkman
Vice President, General Counsel and Secretary